                                    AGREEMENT

         THIS AGREEMENT is made by and between BellSouth Telecommunications, Inc., ("BellSouth"), a Georgia corporation, and Tritel Communications, Inc., ("Carrier") a Delaware corporation and shall be deemed effective as of March 16, 1999 (the "Effective Date"). This agreement may refer to either BellSouth or Carrier or both as a "party" or "parties."

                                   WITNESSETH

         WHEREAS, BellSouth is an incumbent local exchange carrier ("ILEC") authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee; and

         WHEREAS, Carrier is a Commercial Mobile Radio Service ("CMRS") provider licensed by the Federal Communications Commission ("FCC") to provide CMRS in the states of Alabama, Florida, Georgia, Kentucky, Mississippi, and Tennessee; and

         WHEREAS, the parties wish to interconnect their facilities and exchange traffic for the purposes of fulfilling their obligations pursuant to Sections 251, 252 and 271 of the Telecommunications Act of 1996 and to replace any and all other prior agreements, both written and oral;

         NOW THEREFORE, in consideration of the mutual agreements contained herein, BellSouth and Carrier agree as follows:

I. DEFINITIONS For purposes of this Agreement, the following capitalized terms have the meanings set forth below unless the context requires otherwise. Terms that appear herein (whether or not capitalized) that are not defined herein have the meanings ascribed to them in the Act, or (if not defined therein) have the meanings customarily associated with them based on ordinary usage in the telecommunications industry as of the Effective Date.

         A. COMMISSION is defined as the appropriate regulatory agency in each of BellSouth's nine state region: Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee.

         B. EFFECTIVE DATE is defined in the first sentence of this Agreement.

         C. INTERMEDIARY FUNCTION is defined as the delivery, pursuant to this agreement or to Commission directive, of local or toll (using traditional landline definitions) telecommunications traffic to or from (i) a local exchange carrier (LEC) other than BellSouth; or (ii) an alternative (or competitive) local exchange carrier ("ALEC"); or (iii) another telecommunications carrier (such as a CMRS provider) other than Carrier through the network of one party from or to an end user of the other party.

         D. LOCAL TRAFFIC is defined for purposes of reciprocal compensation under this Agreement as: (1) any telephone call that originates on the network of Carrier within a Major

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Trading Area ("MTA") and terminates on the network of BellSouth in the same MTA and within the Local Access and Transport Area ("LATA") in which the call is handed off from Carrier to BellSouth, and (2) any telephone call that originates on the network of BellSouth that is handed off to Carrier in the same LATA in which the call originates and terminates on the network of Carrier in the MTA in which the call is . handed off from BellSouth to Carrier. For purposes of this Agreement, LATA shall have the same definition as that contained in the Telecommunications Act of 1996, and MTA shall have the same definition as that contained in the FCC's rules.

         E. LOCAL INTERCONNECTION is defined for purposes of this Agreement as
(1) the connection of the parties' respective networks for the exchange and delivery of Local Traffic between the parties to be terminated on each party's network so that end users of either party have the ability to reach end users of the other party without the use of any access code or substantial delay in the processing of the call; and (2) a LEC's provision of unbundled network features, functions, and capabilities to carrier.

         F. NON-LOCAL TRAFFIC is defined as all traffic that is neither Local Traffic nor access services (the latter described in Section V.F of this Agreement).

         G. PERCENT OF INTERSTATE USAGE (PIU) is defined as a factor to be applied to that portion of Non-Local Traffic comprised of interstate interMTA minutes of use in order to -designate those minutes that should be rated as interstate access services minutes of use. The numerator is all interstate interMTA minutes of use, less any interstate minutes of use for "Terminating Party Pays" services, such as 800 Services. The denominator is all interMTA minutes of use less all minutes attributable to "Terminating Party Pays" services.

         H. PERCENT LOCAL USAGE (PLU) is defined as a factor to be applied to terminating minutes of use. The numerator is all "nonintermediary" Local Traffic minutes of use. The denominator is the total minutes of use including Local Traffic and Non-Local Traffic.

         I. TELECOMMUNICATIONS ACT OF 1996 ("ACT") means Public Law 104-104 of the United States Congress effective February 8, 1996. The Act amended the Communications Act of 1934 (47, U.S.C. Section 1 et. seq.).

II. PURPOSE

         The parties desire to enter into this Agreement consistent with all applicable federal, state and local statutes, rules and regulations in effect as of the date of its execution including, without limitation, the Act at Sections 251, 252 and 271. The access and interconnection obligations contained herein enable Carrier to provide CMRS in those areas-where it is authorized to provide such services within the nine state region of BellSouth.

         The parties have entered into this Agreement to memorialize their agreement with respect to certain matters concerning Local Interconnection as a result of their negotiations pursuant to Sections 251 and 252 of the Act. With respect to any facility, feature, function, service, or other arrangement concerning Local Interconnection -or any other matter subject to negotiation pursuant to Sections 251 and 252 of the Act between the parties that has not been agreed upon by the parties and memorialized herein, (a) the parties may conduct further negotiations pursuant to

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Sections 251 and 252 of the Act upon a written request therefor by Carrier, and
(b) Carrier reserves any rights it might have under Section 332 of the Communications Act of 1934, 47 U.S.C. 332, as amended.

III. TERM OF THE AGREEMENT

         A. The term of this Agreement shall be two years, beginning on the Effective Date and shall automatically renew for additional six (6) month terms unless either party provides written notice of termination to the other party at least sixty (60) days prior to the last day of the initial two-year term or any subsequent six-month renewal term, as the case may be.

         B. In the event BellSouth or Carrier receives from the other a notice of termination pursuant to paragraph A of this section, Carrier may within 30 calendar days from the receipt thereof send to BellSouth a written request to renegotiate this Agreement pursuant to Sections 251 and 252 of the Act, in which case this Agreement shall not be terminated, but shall continue in full force and effect, unless and until a substitute agreement between the parties with respect to the matters governed herein takes effect.

         C. Notwithstanding the foregoing, the parties may terminate this Agreement at any time upon their written mutual consent.

IV. LOCAL INTERCONNECTION

         A. The delivery of Local Traffic between the parties shall be reciprocal and compensation will be mutual according to the provisions of this Agreement. The parties agree that the exchange of traffic on BellSouth's interMTA EAS routes shall be considered as Local Traffic and compensation for the termination of such traffic shall be pursuant to the terms of this section. EAS routes are those exchanges within an exchange's Basic Local Calling Area, as defined in Section A3 of BellSouth's General Subscriber Services Tariff.

         B. Each party will pay the other for terminating its Local Traffic on the others network the local interconnection rates as set forth in Attachment B-1, by this reference incorporated herein. The amount that each party shall pay to the other for the delivery of Local Traffic shall be calculated by multiplying the applicable rate in Attachment B-1 for each type of call by the total minutes of use each month for each such type of call. The minutes of use or portion thereof for each call, as the case may be, will be accumulated for the monthly billing period and the total of such minutes of use for the entire month rounded to the nearest minute. The usage charges will be based on. the rounded total monthly minutes. The charges for Local Interconnection shall be billed monthly and payable monthly. Late payment fees, not to exceed 1 1/2% per month after the due date may be assessed, if undisputed interconnection charges are not paid, within thirty (30) days of the due date of the monthly bill.

V. METHODS OF INTERCONNECTION

         A. 1. The parties agree that there are three appropriate methods of interconnecting facilities: (a) virtual collocation where physical collocation is not practical for technical reasons or because of space limitations; (b) physical collocation; and (c) interconnection at any technically feasible point via purchase of facilities from either party by the


                                       3
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other party. Rates and charges for collocation are set forth in Attachment C-1
3, incorporated herein by this reference, or as otherwise agreed upon by the parties. Type 1, Type 2A and Type 2B interconnection arrangements described in BellSouth's General Subscriber Services Tariff, Section A35, or, in the case of North Carolina, in the North Carolina Connection and Traffic Interchange Agreement effective June 30, 1994, as amended, may be purchased pursuant to this Agreement provided, however, that such interconnection arrangements shall be provided at the rates, terms and conditions set forth in this Agreement. Facilities for interconnection or for other BellSouth-supplied facilities, features, functions, or services may be purchased by Carrier (i) pursuant to a separate agreement between the parties, or (ii) pursuant to the rates, terms and conditions set forth in applicable tariffs, including without limitation BellSouth's intrastate Switched Access (Section E6) or Special Access (Section
E7) services tariff.

            2. Local Interconnection shall be provided at a level of quality at least equal to that which each party provides to itself, to any of its Affiliates, or, in the case of BellSouth-supplied interconnection, at least equal to that provided by BellSouth to any similarly-situated CMRS provider having interconnection arrangement(s) with BellSouth comparable to the interconnection arrangement(s) provided to Carrier under this Agreement; except that, upon request, a different level of quality may be provided to the extent technically feasible and subject to the negotiation of acceptable provisions and compensation arrangements. All interconnection facilities shall meet the applicable telecommunications industry standards of engineering, design, and operation, as the case may be, for LEC-CMRS interconnection in effect from time to time.

         B. The parties agree to accept and provide any of the preceding methods of interconnection. Reciprocal connectivity shall be established to at least one BellSouth access tandem within every LATA Carrier desires to serve, or Carrier may elect to interconnect directly at an end office for delivery of traffic to end users served by that end office. Such interconnecting facilities shall conform, at a minimum, to the telecommunications industry standard of DS-1 pursuant to Bellcore Standard No. TRNWT-00499. Signal transfer point, Signaling System 7 ("SS7") connectivity is required at each interconnection point after Carrier implements SS7 capability within its own network. BellSouth will provide out-of-band signaling using Common Channel Signaling Access Capability where technically and economically feasible, in accordance with the technical specifications set forth in the BellSouth Guidelines to Technical Publication, TR-TSV-000905. The parties agree to engineer their respective facilities (i) to provide the necessary on-hook, off-hook answer and disconnect supervision,
(ii)to hand off calling party number ID when technically feasible, and (iii) to honor privacy codes and line blocking requests

         C. Nothing herein shall prevent Carrier from utilizing existing collocation facilities, purchased from the appropriate tariffs, for local interconnection; provided, however, that, unless otherwise agreed to by the parties, if Carrier orders new facilities for interconnection or rearranges any of its existing facilities in order to use such facilities for local interconnection hereunder and a BellSouth charge is applicable thereto, BellSouth shall only charge Carrier the lower of the interstate or intrastate tariffed rate or promotional rate.

         D. The parties agree to establish trunk groups from the interconnecting facilities of subsection (A) of this section such that each party provides a reciprocal of each trunk-group

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

established by the other party. Notwithstanding the foregoing, each party may construct its network, including the interconnecting facilities, to achieve optimum cost effectiveness and network efficiency. The parties agree to provide at least a P.01 level of service and to work cooperatively in the placement and/or removal of interconnection facilities.

Unless otherwise agreed:

         (i) BellSouth will provide or bear the cost of all trunk groups for the delivery of Local Traffic from BellSouth's network to Carrier's MSCs within BellSouth's service territory; and

         (ii) Carrier will provide or bear the cost of all trunk groups for the delivery of Local Traffic from Carrier to each BellSouth access tandem and end office at which the parties' networks are interconnected; Carrier may supply its own interconnection facilities or may purchase such facilities (a) from BellSouth pursuant to a separate agreement or tariff for this purpose, or (b) from any other third-party supplier; and

         (iii) in the event the parties agree to use two-way interconnection facilities in lieu of separate one-way facilities, the appropriate charges for such facilities shall be divided on a pro rata basis reflecting the estimated or actual percentage of traffic that terminates on the network of each party; provided however that, in such circumstance, BellSouth's treatment of Carrier as to said charges shall be consistent with BellSouth treatment of other local exchange carriers for the same charges.

         E. The parties agree to use an auditable PLU factor as a method for determining the amount of traffic exchanged by the parties that is Local Traffic and the amount of traffic that is Non-Local Traffic. The PLU factor will be used for traffic delivered by either party for termination on the other party's network.

         F. When the parties provide an access service connection between an interexchange carrier ("IXC") and each other, each party will provide its own access services to the IXC. If access charges are billed, each party will bill its own access services rates to the IXC.

         G. The ordering and provision of all services purchased from BellSouth by Carrier shall be as set forth in the BellSouth Telecommunications Wireless Customer Guide as amended from time to time. The ordering and provisioning of facilities or services by a party, including, but limited to, installation, testing, maintenance, repair, and disaster recovery, shall be provided at a level of quality and care at least equal to that which it provides to itself, an affiliate, or, in the case of BellSouth supplied interconnection, at least equal to that provided by BellSouth to any other similarly situated CMRS provider having interconnection arrangement(s) with BellSouth comparable to the interconnection arrangement(s) provided to Carrier under this Agreement, unless Carrier and BellSouth specifically negotiate a different level of quality or care.

         H. BellSouth will make available to Carrier an electronic mail capability, via the Internet, through which Carrier may deliver ordering information to BellSouth and through which Carrier may receive confirmation of such ordering information.

         I. Upon request, the parties shall conduct further negotiations pursuant to Sections 251 and 252 of the Act regarding interconnection, services or network elements and nothing in

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

this agreement shall prohibit, or shall be construed to prohibit, such negotiations or any arbitration arising therefrom, if necessary; provided that Carrier may not make more than one such request for negotiations in any calendar year during which the Agreement is in effect.

VI. INTRALATA AND INTERLATA NON-LOCAL TRAFFIC INTERCONNECTION

         A. The delivery of Non-Local Traffic by a party to the other party shall be reciprocal and compensation will be mutual. For terminating its Non-Local Traffic on the other party's network, each party will pay either the access charges described in p9ragraph (B) hereunder or the Non-Local Intermediary Charges described in paragraph (D) hereunder, as appropriate.

         B. For originating and terminating intrastate or interstate interMTA Non-Local Traffic, each party shall pay the other BellSouth's intrastate or interstate, as appropriate, switched network access service rate elements on a per minute of use basis. Said rate elements shall be as set out in BellSouth's Intrastate Access Services Tariff or BellSouth's Interstate Access Services Tariff as those tariffs may be amended from time to time during the term of this Agreement. The appropriate charges will be determined by the routing of the call.

         C. The parties agree that actual traffic measurements in each of the appropriate categories is the preferred method of classifying and billing traffic. If, however, either party cannot measure traffic in each category, then the parties shall agree on a surrogate method of classifying and billing traffic, taking into consideration territory served (e.g. MTA boundaries, LATA boundaries and state boundaries) and traffic routing of the parties.

         D. If Non-Local Traffic originated by a party to this Agreement is delivered by the other party for termination to the network of a nonparty telecommunications carrier ("Nonparty Carrier"), then the party performing the intermediary function will bill the other party and the other party shall pay a $.002 per minute intermediary charge in addition to any charges that the party performing the intermediary function may be obligated to pay to the Nonparty Carrier (collectively called "Non-Local Intermediary Charges"). The parties agree that the charges that the party performing the intermediary function may be obligated to pay to the Nonparty Carrier may change during the term of this Agreement and that the appropriate rate shall be the rate in effect when the traffic is terminated. The parties shall agree for purposes of this section, and subject to verification by audit what percentage of the Non-Local Traffic delivered to BellSouth by Carrier shall be subject to Non-Local Intermediary Charges. The parties agree that none of the Non-Local Traffic delivered to Carrier by BellSouth shall be subject to the Non-Local Intermediary Charges.

VII. PROVISION OF UNBUNDLED ELEMENTS

         A. BellSouth shall, upon request of Carrier, and to the extent technically feasible, provide to Carrier access to its Network Elements for the provision of a Carrier telecommunications service. Any request by Carrier for access to a BellSouth Network Element that is not already available shall be treated as a Network Element bona fide request. Carrier agrees to pay the cost associated with the bona fide request if Carrier cancels the request or fails to purchase the service once completed. Carrier shall provide BellSouth access to its Network Elements as mutually agreed by the parties or as required by the Commission or the FCC.

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


         B. A Network Element obtained by one party from the other party under this section may be used in combination with the facilities of the requesting party only to provide a telecommunications service, including obtaining billing and collection, transmission, and routing of the telecommunications service.

VIII. ACCESS TO POLES, DUCTS, CONDUITS, AND RIGHTS OF WAY

         BellSouth agrees to provide to Carrier, pursuant to 47 U.S.C. (Section) 224, as amended by the Act, nondiscriminatory access to any pole, duct, conduit, or right-of-way owned or controlled by BellSouth.

IX. ACCESS TO 91 1/E911 EMERGENCY NETWORK

         A. BellSouth and Carrier recognize that 911 and E911 services were designed and implemented primarily as methods of providing emergency services to fixed location subscribers. While BellSouth and Carrier recognize the need to provide "911-like" service to mobile subscribers, both parties recognize that current technological restrictions prevent an exact duplication of the services provided to fixed location customers. BellSouth agrees to route "911 -like" calls received from Carrier to the emergency agency designated by Carrier for such calls. Carrier agrees to provide the information necessary to BellSouth so that each call may be properly routed and contain as much pertinent information as is technically feasible.

         B. BellSouth and Carrier recognize that the technology and regulatory requirements for the provision of "911-like" service by CM RS carriers are evolving and agree to modify or supplement the foregoing in order to incorporate industry accepted technical improvements that Carrier desires to implement and to permit Carrier to comply with applicable regulatory requirements.

X. ACCESS TO TELEPHONE NUMBERS

Carrier is responsible for interfacing with the North American Numbering Plan administrator for all matters dealing with dedicated NXXs. BellSouth will cooperate with Carrier in the provision of shared NXXs where BellSouth is the service provider.

XI.      ACCESS TO SIGNALING AND SIGNALING DATABASES

         A. BellSouth will offer to Carrier use of BellSouth's signaling network and signaling databases on an unbundled basis at BellSouth's published tariffed rates set forth in Section XLB below or at unbundled rates that may be available through non-tariffed arrangements. Signaling functionality will be available with both A-link and B-link connectivity.

         B. Where interconnection is via B-link connections, charges for the SS7 interconnection elements are as follows: 1) Port Charge - BellSouth shall not bill an STP port charge nor shall BellSouth pay a port charge; 2) SS7 Network Usage -BellSouth shall bill its tariffed usage charge and shall pay usage billed by the Carrier at rates not to exceed those charged by BellSouth; 3) SS7 Link - BellSouth will bill its tariffed charges for only two links of each quad ordered. Application of these charges in this manner is designed to reflect the reciprocal use of the parties' signaling networks. Where interconnection is via A-link

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connections, charges for the SS7 interconnection elements are as follows: 1)
Port Charge - BellSouth shall bill its tariffed STP port charge but shall not pay a termination charge at the Carrier's end office; 2) SS7 Network Usage - BellSouth shall bill its tariffed usage charge but shall not pay for any usage;
3) SS7 Link - BellSouth shall bill its tariffed charges for each link in the A-link pair but shall not pay the Carrier for any portion of those links.

XII. NETWORK DESIGN AND MANAGEMENT

         A. The parties agree to work cooperatively to install and maintain reliable interconnected telecommunications networks, including but not limited to, maintenance contact numbers and escalation procedures. BellSouth agrees to provide public notice of changes in the information necessary for the transmission and routing of Carriers services using its local exchange facilities or networks, as well as of any other changes that would affect the interoperability of those facilities and networks.

         B. The interconnection of all networks will be based upon accepted industry/national guidelines for transmission standards and traffic blocking criteria.

         C. The parties will work cooperatively to apply sound network management principles by invoking appropriate network management controls, e.g.. call gapping, to alleviate or prevent network congestion.

         D. Neither party will charge rearrangement, reconfiguration, disconnection, termination or other such non-recurring fees that may be associated with the initial reconfiguration of either party's existing network interconnection arrangements. Except as otherwise agreed by the parties, the parties may charge non-recurring fees for any additions to, or added capacity to, any facility or trunk.

         E. The parties agree to provide Common Channel Signaling (CCS) information to one another, where available, in conjunction with all traffic in order to enable full interoperability of CLASS features and functions except for features or functions that have not been deployed in the parties' respective networks. All CCS signaling parameters will be provided, including automatic number identification (ANI), originating line information (OLI) calling party category, charge number, etc. All privacy indicators will be honored, and the parties agree to cooperate on the exchange of Transactional Capabilities Application Part (TCAP) messages to facilitate full interoperability of CCS-based features between the respective networks.

         F. For network expansion, the parties agree to review engineering requirements on a quarterly basis and establish forecasts for trunk utilization as required by Section VI of this Agreement. New trunk groups will be implemented as stated by engineering requirements for both parties.

         G. The parties agree to provide each other with the proper call information for Local Traffic, including without limitation, originating call party number, destination call party number, Carrier Identification Code, all proper translations for routing between networks and any information necessary for billing where either party provides recording capabilities. The exchange of information is required to enable each party to bill properly.

XIII. AUDITING PROCEDURES

         A. Upon thirty (30) days written notice, each party must provide the other the ability and opportunity to conduct an annual audit to ensure the proper billing of traffic between the parties. The parties agree to retain records of call detail for a minimum of nine months from which the PLU, the percent intermediary traffic, the percent interMTA traffic, and the PIU can be ascertained. The audit shall be accomplished during normal business hours at an office designated by the party being audited. Audit request shall not be submitted more frequently than one (1) time per calendar year. Audits shall be performed by a mutually acceptable independent auditor paid for by the party requesting the audit. The PLU shall be adjusted based upon the audit results and shall apply to the usage for the quarter the audit was completed, the usage for the quarter prior to the completion of the audit, and to the usage for the two quarters following the completion of the audit.

         B. For combined interstate and intrastate Carrier traffic terminated by BellSouth over the same facilities, Carrier shall provide, to the extent technically feasible, a PIU factor to BellSouth. Should Carrier in the future provide toll services through the use of network switched access services, then all jurisdictional report requirements, rules and regulations specified in E2.3.14 of BellSouth's Intrastate Access Services Tariff will apply to Carrier. After the Local Traffic percentage has been determined by use of the PLU factor for application and billing of Local Interconnection, the PIU factor will be used for application and billing of interstate and intrastate access charges, as appropriate.

XIV. LIABILITY AND INDEMNIFICATION

A. Liability Cap.

         (1) With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by Carrier, any Carrier customer or by any other person or entity, for damages associated with any of the services provided by BellSouth pursuant to or in connection with this Agreement, including but not limited the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to -the provisions of the remainder of this Article XIV, BellSouth's liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Agreement, for the period during which the service was affected. Notwithstanding the foregoing, claims for damages by Carrier, any Carrier customer or any other person or entity resulting from the gross negligence or willful misconduct of BellSouth and claims for damages by Carrier resulting from the failure of BellSouth to honor in one or more material respects any one or more of the material provisions of this Agreement shall not be subject to such limitation of liability.

         (2) With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by BellSouth, any BellSouth customer or by any other person or entity, for damages associated with any of the services provided by Carrier pursuant to or in connection with this Agreement, including but not limited to the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to the provisions of the remainder of this Article XIV, Carriers liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Agreement for the period during which the service was affected. Notwithstanding the foregoing, claims for damages by BellSouth, any BellSouth customer or any other person or entity resulting from the gross negligence or willful misconduct of Carrier and claims for damages by BellSouth resulting from the failure of Carrier to honor in one or more material respects any one or more of the material provisions of this Agreement shall not be subject to such limitation of liability.

         B. Neither party shall be liable for any act or omission of any other telecommunications company to the extent such other telecommunications company provides a portion of a service.

         C. Neither party shall be liable for damages to the other party's terminal location, point of interconnection, or the other party's customers' premises resulting from the furnishing of a service, including but not limited to the installation and removal of equipment and associated wiring, except to the extent the damage is caused by such Party's gross negligence or willful misconduct.

         D. Each party shall, to the greatest extent permitted by the law governing this Agreement ("Applicable Law"), include in its tariff (if it files one) or, where it does not file a tariff, in an appropriate contract with its customers that relates to the subject matter of this Agreement, a limitation of liability (i) that covers the other party to the same extent the first party covers itself and (ii) that limits the amount of damages a customer may recover to the amount charged the applicable customer for the service that gave rise to such loss.

         E. No Consequential Damages - EXCEPT AS OTHERWISE PROVIDED IN THIS
SECTION XIV, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES SUFFERED BY SUCH OTHER PARTY (INCLUDING WITHOUT LIMITATION DAMAGES FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, OR LOST PROFITS SUFFERED BY SUCH OTHER PARTY), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT, INCLUDING WITHOUT LIMITATION NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE, AND REGARDLESS OF WHETHER THE PARTIES KNEW OF THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT. EACH PARTY HEREBY AGREES TO HOLD HARMLESS THE OTHER PARTY AND SUCH OTHER PARTYS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM ALL SUCH DAMAGES. PROVIDED, HOWEVER, NOTHING CONTAINED IN THIS
SECTION XVIII SHALL LIMIT A PARTY'S LIABILITY TO THE OTHER FOR (1) WILLFUL OR INTENTIONAL MISCONDUCT, GROSS NEGLIGENCE, OR FAILURE TO HONOR ONE OR MORE OF THE MATERIAL PROVISIONS OF THIS AGREEMENT IN ONE OR MORE MATERIAL RESPECTS; (11) BODILY INJURY, DEATH OR DAMAGE TO TANGIBLE REAL OR TANGIBLE PERSONAL PROPERTY PROXIMATELY CAUSED BY A PARTY'S NEGLIGENT ACT OR OMISSION OR THAT OF ITS AGENTS, SUBCONTRACTORS OR EMPLOYEES, NOR SHALL ANYTHING CONTA1NED IN THIS SECTION XIV LIMIT THE PARTIES' INDEMNIFICATION OBLIGATIONS AS SPECIFIED HEREIN.

         F. Obligation to Indemnify - Each party shall, and hereby agrees to, defend at the other party's request, indemnify and hold harmless the other party and each of its officers, directors, employees and agents (each, an "Indemnitee") against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated, including without limitation all reasonable costs and expenses incurred (legal, accounting or otherwise) (collectively, "Damages") arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party (a "Claim") (i) arising from any breach of any representation, warranty or covenant made by such indemnifying party (the "Indemnifying Party") in this Agreement,
(ii) based upon injuries or damage to any person or property or the environment arising out of or in connection with this Agreement that are the result of the Indemnifying Party's actions, breach of Applicable Law, or status of its employees, agents and subcontractors, or (iii) for actual or alleged infringement of any patent, copyright, trademark, service mark, trade name, trade dress, trade secret or any, other intellectual property right, now known or later developed (referred to as "Intellectual Property Rights") to the extent that such Claim for infringement arises from Indemnitee's use of the services provided to it under this Agreement.

         G. Each party's failure to perform under this Agreement shall be excused by labor strikes, civil commotion, criminal actions taken against them, acts of God, and other circumstances beyond their reasonable control.

         H. The obligations of the parties contained within this section shall survive the expiration of this Agreement.

XV. MORE FAVORABLE PROVISIONS

         A. The parties agree that if -

            1. the FCC or the Commission finds that the terms of this Agreement are inconsistent in one or more material respects with any of its or their respective decisions, rules, or regulations, or

            2. the FCC or the Commission preempts the effect of this Agreement, then, in either case, upon such occurrence becoming final and no longer subject to administrative or judicial review, the parties shall immediately commence good faith negotiations to conform this Agreement to the requirements of any such decision, rule, regulation, or preemption. The revised agreement shall have the same effective date as the initial FCC or Commission action giving rise to such negotiations. The rates, terms, and conditions of any new agreement shall not be applied retroactively to any period prior to such effective date except to the extent that such retroactive effect is expressly required by such FCC or Commission decision, rule, regulation, or preemption.

         B. In the event that BellSouth, either before or after the Effective Date, enters into an agreement with any other telecommunications carrier (an "Other Interconnection Agreement") which provides for the provision within a state of any of the arrangements covered by this Agreement upon rates, terms or conditions that differ from the rates, terms and conditions for such arrangements set forth in this Agreement ("Other- Terms"), then BellSouth shall be deemed thereby to have offered such arrangements to Carrier upon such Other Terms in that state only, which Carrier may accept as provided in Part E of this Section. In the event that Carrier accepts such offer within sixty (60) days after the Commission, or the FCC, as the case may be, approves such Other Interconnection Agreement pursuant to Section 252 of the Act, or within thirty (30) days after Carrier acquires actual knowledge of an Other Interconnection Agreement not requiring the approval of the Commission pursuant to Section 252 of the Act, as the case may be, such Other Terms shall be effective between BellSouth and Carrier as of the effective date of such Other Interconnection Agreement or the .Effective Date of this Agreement, whichever is later. In the event that Carrier accepts such offer more than sixty (60) days after the Commission, or the FCC, as the case may be, approves such Other Interconnection Agreement pursuant to Section 252 of the Act, or more than thirty (30) days after acquiring actual knowledge of an Other Interconnection Agreement not requiring the approval of the Commission pursuant to Section 252 of the Act, as the case may be, such Other Terms shall be effective between BellSouth and Carrier as of the date on which Carrier accepts such offer.

         C. In the event that after the Effective Date the FCC or the Commission having jurisdiction enters an order (an "Interconnection Order") requiring BellSouth to provide within a particular state any of the arrangements covered by this Agreement upon Other Terms, then upon such Interconnection Order becoming final, no petitions for reconsideration pending, and the time for seeking reconsideration has expired, BellSouth shall be deemed to have offered such arrangements to Carrier upon such Other Terms, which Carrier may accept as provided in Part E of this Section. In the event that Carrier accepts such offer within sixty (60) days after the date on which such Interconnection Order becomes final, no petitions for reconsideration pending, and the time for seeking reconsideration has expired, such Other Terms shall be effective between BellSouth and Carrier as of the effective date of such Interconnection Order or the Effective Date of this Agreement, whichever is later. In the event that Carrier accepts such offer more than sixty (60) days after the date on which such Interconnection Order becomes final, no petitions for reconsideration pending, and the time for seeking reconsideration has expired, such Other Terms shall be effective between BellSouth and Carrier as of the date on which Carrier accepts such offer. Provided, however, that if after judicial review, the rates set forth in such Other Terms and accepted by Carrier are revised, stayed or modified by an order of a judicial authority of competent jurisdiction (a "Judicial Modification"), then BellSouth or Carrier, as applicable, shall make a corrective payment to the other party equal to the difference between (a) the lesser of (1) the rates set forth herein, or (2) modified rates (if any) set forth in such Judicial Modification, and (b) the rates in such Other Terms for the period from (x) the date on which Carrier accepted such Other Terms until
(y) the effective date of the Judicial Modification, plus simple interest determined in accordance with Section F below. The Parties' obligation to make such corrective payments as set forth in this Section shall survive for a period of three (3) years after the termination or expiration of this Agreement for any reason.

         D. In the event that after the Effective Date BellSouth files and subsequently receives approval for one or more intrastate or interstate tariffs (each, an "Interconnection Tariff") offering to provide within a particular state any of the arrangements covered by this Agreement upon Other Terms, then upon such Interconnection Tariff becoming effective, BellSouth shall be deemed thereby to have offered such arrangements to Carrier upon such Other Terms in that state only, which Carrier may accept as provided in Part E of this Section. In the event that Carrier accepts such offer within sixty (60) days after the date on which such Interconnection Tariff becomes effective, such Other Terms shall be effective between BellSouth and Carrier as of the effective date of such Interconnection Tariff or the Effective Date of this Agreement, whichever is later. In the event that Carrier accepts such offer more than sixty (60) days after the date on which such Interconnection Tariff becomes ' effective, such Other Terms shall be effective between BellSouth and Carrier as of the date on which Carrier accepts such offer.

         E. In the event that BellSouth is deemed to have offered Carrier the arrangements covered by this Agreement upon Other Terms, Carrier in its sole discretion may accept such offer either --

            1. by accepting such Other Terms in their entirety; or

            2. by accepting the Other Terms that directly relate to any one or more of the following arrangements as described by lettered category:

               A. local interconnection (including transport and termination),
               B. interLATA and lntraLATA toll traffic interconnection,
               C. unbundled access to network elements, which include: local loops, network interface devices, switching capability, interoffice transmission facilities, signaling networks and call-related databases, operations support systems functions, operator services and directory assistance, and any elements that result from subsequent bona fide requests,
               D. access to poles, ducts, conduits and rights-of-way,
               E. access to 911 /E91 1 emergency network,
               F. collocation, or
               G. access to telephone numbers.

The terms of this Agreement, other than those affected by the Other Terms accepted by Carrier, shall remain in full force and effect.

         F. Corrective Payment. In the event that --
               1. BellSouth and Carrier revise this Agreement pursuant to Part A of this Section, or
               2. Carrier accepts a deemed offer of Other Terms pursuant to Part Eof this Section,

then BellSouth or Carrier, as applicable, shall make a corrective payment to the other party to correct for the difference between (a) the rates set forth herein and (b) the rates in such revised agreement or Other Terms for the period from
(x) the effective date of such revised agreement or Other Terms until (y) the later of the date that the parties execute such revised agreement or the parties implement such Other Terms, plus simple interest at a rate equal to the thirty
(30) day commercial paper rate in effect from time to time for high-grade, unsecured notes sold through dealers by major corporations in multiples of $1,000.00 as regularly published in The Wall Street Journal

XVI. TAXES AND FEES

         A. Definition. For purposes of this section, the terms "taxes" and "fees" shall include but not be limited to federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees of whatever nature and however designated (including tariff surcharges and any fees, charges or other payments, contractual or otherwise, for the use of public streets or rights of way, whether designated as franchise fees or otherwise) which are imposed, or sought to be imposed, on or with respect to the services furnished hereunder or measured by the charges or payments therefor.

         B. Taxes And Fees Imposed Directly On Either Providing Party Or Purchasing Party.

         1. Taxes and fees imposed on the providing party, which are neither permitted nor required to be passed on by the providing party to its customer, shall be borne and paid by the providing party.

         2. Taxes and fees imposed on the purchasing party, which are not required to be collected and/or remitted by the providing party, shall be borne and paid by the purchasing party.

         C. Taxes And Fees Imposed On Purchasing Party But Collected And Remitted By Providing Party.

         1. Taxes and fees imposed on the purchasing party shall be borne by the purchasing party, even if the obligation to collect and/or remit such taxes or fees is placed on the providing party.

         2. To the extent permitted by applicable law, any such taxes and fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing party at the time that the respective service is billed.

         3. If the purchasing party determines that in its opinion any such taxes or fees are not payable, the providing party shall not bill such taxes or fees to the purchasing party if the purchasing party provides written certification, reasonably satisfactory to the providing party, stating that it is exempt or otherwise not subject to the tax or fee, setting forth the basis therefor, and satisfying any other requirements under applicable law. If any authority seeks to collect any such tax or fee that the purchasing party has determined and certified not to be payable, or any such tax or fee that was not billed by the providing party, the purchasing party shall have the right, at its own expense, to contest the same in good faith, in its own name or on the providing party's behalf. In any such contest, the purchasing party shall promptly furnish the providing party with copies of all filings in any proceeding, protest, or legal challenge, all rulings issued in connection therewith, and all correspondence between the purchasing party and the governmental authority.

         4. In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing party during the pendency of such contest, the purchasing party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

         5. If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing party shall pay such additional amount, including any interest and penalties thereon.

         6. Notwithstanding any provision to the contrary, the purchasing party shall protect, indemnify and hold harmless (and defend at the purchasing party's expense) the providing party from and against any such tax or fee, interest or penalties thereon, or other charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing party in connection with any claim for or contest of any such tax or fee.

         7. Each party shall notify the other party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a governmental authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

         8. The Purchasing Party shall have the right, at its own expense, to claim a refund or credit, in its own name or on the Providing Party's behalf, of any such tax or fee that it determines to have paid in error, and the Purchasing Party shall be entitled to any recovery thereof.

         D. Taxes And Fees Imposed On Providing Party But Passed On To Purchasing Party.

         1. Taxes and fees imposed on the providing party, which are permitted or required to be passed on by the providing party to its customer, shall be borne by the purchasing party.

         2. To the extent permitted by applicable law, any such taxes and fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing party at the time that the respective service is billed.

         3. If the purchasing party disagrees with the providing party's determination as to the application or basis of any such tax or fee, the Parties shall consult with respect to the imposition and billing of such tax or fee and with respect to whether to contest the imposition of such tax or fee. Notwithstanding, the foregoing, the providing party shall retain responsibility for determining whether and to what extent any such taxes or fees are applicable. The providing party shall further retain responsibility for determining whether and how to contest the imposition of such taxes or fees; provided, however, that any such contest undertaken at the request of the purchasing party shall be at the purchasing party's expense. In the event that such contest must be pursued in the name of the providing party, the providing party shall permit the purchasing party to pursue the contest in the name of the providing party and the providing party shall have the opportunity to participate fully in the preparation of such contest.

         4. If after consultation in accordance with the preceding Section, the -purchasing party does not agree with the providing party's final determination as to the application or basis of a particular tax or fee, and if the providing party, after receipt of a written request by the purchasing party to contest the imposition of such tax or fee with the imposing authority, fails or refuses to pursue such contest or to allow such contest by the purchasing party, the purchasing party may utilize the dispute resolution process outlined in Section XVIII of this Agreement. Utilization of the dispute resolution process shall not relieve the purchasing party from liability for any tax or fee billed by the providing party pursuant to this subsection during the pendency of such dispute resolution proceeding. In the event that the purchasing party prevails in such dispute resolution proceeding, it shall be entitled to a refund in accordance with the final decision therein. Notwithstanding the foregoing, if at any time prior to a final decision in such dispute resolution proceeding the providing party initiates a contest with the imposing authority with respect to any of the issues involved in such dispute resolution proceeding, the dispute resolution proceeding shall be dismissed as to such common issues and the final decision rendered in the contest with the imposing authority shall control as to such issues.

         5. In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing party during the pendency of such contest, the purchasing party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

         6. If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing party shall pay such additional amount, including any interest and penalties thereon.

         7. Notwithstanding any provision to the contrary, the purchasing party shall protect, indemnify and hold harmless (and defend at the purchasing party's expense) the providing party from and against any such tax or fee, interest or penalties thereon, or other charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing party in connection with any claim for or contest of any such tax or fee.

         8. Each party shall notify the other party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a governmental authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a ' response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

         E. Mutual Cooperation. In any contest of a tax or fee by one Party, the other Party shall cooperate fully by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest. Further, the other Party shall be reimbursed for any reasonable and necessary out-of pocket copying and travel expenses incurred in assisting in such contest.

XVII. TREATMENT OF PROPRIETARY AND CONFIDENTIAL INFORMATION

         A. The parties agree that it may be necessary to provide each other with certain confidential information, including trade secret information, including but not limited to, technical and business plans, technical information, proposals, specifications, drawings, procedures, customer account data, call detail records and like information (hereinafter collectively referred to as "Information"). The parties agree that if Information is provided in written, graphic or other usable form and clearly marked with a confidential, private or proprietary legend, then that Information will be returned to the owner within a reasonable time. Both parties agree that such marked Information shall not be copied or reproduced in any form except to the extent required to perform this Agreement. The parties shall protect any Information received from distribution, disclosure or dissemination to anyone except employees of the parties with an identifiable need to know such Information who agree in writing to be bound by the terms of this Section; however, in no event shall any of Carrier's Information be disclosed to any person employed by an Affiliate of BellSouth engaged in the provision of CMRS. In the event any person having had access to Carrier's Information is subsequently employed by an Affiliate of BellSouth engaged in the provision of CMRS, such person shall be required to agree in writing not to reveal or use such Information. The parties will use the same standard of care to protect Information received as they would use to protect their own confidential and proprietary Information.

         B. Notwithstanding the foregoing, all Information in any party's possession that would constitute Customer Proprietary Network Information of the party or the parties' customers pursuant td any federal or state law or the rules and regulations of the FCC or any state commission, and any Information developed or received by a party regarding the other party's facilities, services, volumes, or usage shall automatically be deemed confidential Information for all purposes, even if not marked as such, and shall be held confidential as is required for Information.

         C. Notwithstanding the foregoing, there will be no obligation to protect any portion of any Information that is either: 1) made publicly available by the owner of the Information or lawfully disclosed by a nonparty to this Agreement; 2) lawfully obtained from any source other than the owner of the Information; 3) independently developed by personnel of the receiving party to whom Information had not been previously disclosed and not based on or derived from such Information; or 4) previously known to the receiving party without an obligation to keep it confidential. A party may also disclose all Information it is required or ordered to disclose by law, a court, or governmental agency, as long as the party that owns such Information has been notified of the required disclosure promptly after the disclosing party becomes aware of its requirement to disclose. The party required to disclose the Information shall take all lawful measures to avoid disclosing the Information called for until the party that owns the Information has had a reasonable time to seek and comply with a protective order issued by a court or governmental agency of competent jurisdiction that with respect to the Information otherwise required to be disclosed.

         D. The party's obligations to safeguard information shall survive for one (1) year after the expiration or termination of this Agreement for any reason whatsoever.

XVIII. RESOLUTION OF DISPUTES

         Except as otherwise stated in this Agreement, if any dispute arises as to the interpretation of any provision of this Agreement or as to the proper implementation of this Agreement, the parties shall initially refer the disputed issue to the individuals designated by the parties . If the issue is not resolved within 30 days, either party may petition the Commission for a resolution of the dispute, and/or pursue any other remedy available to it at law or in equity..

XIX. LIMITATION OF USE

         The parties agree that this Agreement shall not be proffered by either party in another jurisdiction as evidence of any concession or as a waiver of any position taken by the other party in that jurisdiction or for any other purpose.

XX. WAIVERS

         This Agreement may not be amended in any way except upon the written consent of the parties. No party shall be deemed to have waived any rights it has under the Agreement based on its prior decision not to enforce, or its failure to strictly enforce, any such rights, including, without limitation, the right to seek specific performance or other injunctive relief. No amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement shall be effective unless the same is in writing and signed by an officer of the party against whom such amendment, waiver or consent is claimed.

XXI. MISCELLANEOUS TERMS

         A. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to Georgia's conflict of law principles, and, where applicable, federal law, including the Communications Act of 1934, as amended by the Act.

         B. In the event any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it shall be severed from the Agreement and the remainder of this Agreement shall remain valid and enforceable and shall continue in full force and effect; provided, however, that if any severed provisions of this Agreement are essential to any party's ability to continue to perform its material obligations hereunder to the reasonable satisfaction of the party to which the obligations are owed, the parties shall immediately begin negotiations of new provisions to replace the severed provisions.

         C. The parties are independent contractors and nothing herein shall be construed to imply that they are partners, joint venturers or agents of one another.

         D. Except as otherwise expressly provided in this Agreement, each of the remedies provided under this Agreement is cumulative and is in addition to any remedies that may be available at law or in equity.

         E. Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide any person not a party or proper assignee or successor hereunder with any remedy, claim, liability, reimbursement, cause of action, or other privilege arising under or relating to this Agreement.

         F. Neither party shall publish or use any advertising, sales promotions or other publicity materials that use the other party's logo, trademarks or service marks without the prior written approval of the other party.

         G. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, which will not be unreasonably withheld; provided, that (i) the parties will permit the addition of whollyowned Affiliates as parties hereto, and (ii) a party may assign its rights or delegate its obligations hereunder without the consent of the other party to a wholly-owned Affiliate if such Affiliate is, in the case of BellSouth, an authorized local exchange telephone carrier, or in the case of Carrier, a licensed provider of radio telecommunications services, and provided further that (a) the performance of any assignee shall be guaranteed by any such assignor and (b) a Carrier may also assign its rights or obligations to a controlling parent corporation without the consent of BellSouth

         H. Any liabilities or obligations of a party for acts or omissions prior to the cancellation or termination of this Agreement, any obligation of a party under the provisions regarding indemnification, Confidential Information, limitations on liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, shall survive cancellation or termination thereof.

         I. Whenever any-provision of this Agreement refers to a technical reference, technical publication, any publication of telecommunications industry administrative or technical standards, or any other document specifically incorporated into this Agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) or such documents that is in effect, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) or each document incorporated by-reference in such a technical reference, technical publication, or publication of industry standards. Should there be an inconsistency between or among publications or standards, the parties shall mutually agree upon which requirement shall apply.

         J. The drafting of this Agreement was a collaborative effort between the parties. Accordingly, in connection with the interpretation for any reason of any provision of this Agreement, there shall be no inference drawn against the party that drafted such provision.

XXII. EXECUTION

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and which together shall constitute a single agreement. A facsimile copy of a party's execution of this Agreement shall be valid and binding upon the party and must be followed as soon as practicable thereafter by the original version of such execution.

XXIII. NOTICES

         A. Every notice, consent, approval, or other communications required or contemplated by this Agreement shall be in writing and shall be delivered in person, via overnight mail, or given by postage prepaid mail, address to:

BELLSOUTH TELE  COMMUNICATIONS, INC.    TRITEL COMMUNICATIONS, INC.
675 W. Peachtree St. N.E.               112 E. State Street, Suite B
Suite 4300                              Ridgeland, Mississippi 39157
Atlanta, Georgia 30375                  Attn: Mr. Roland Patterson
Attn: Legal Dept. "Wireless" Attorney   Senior Director of Technical Facilities

                                        Copy to:
                                        Walt Sapronov, Esq.
                                        Gerry, Friend & Sapronov, LLP
                                        Three Ravinia Drive, Suite 1450
                                        Atlanta, Georgia 30346-2131
or at such other address as the intended recipient previously shall have designated by written notice to the other party.

         B. Where specifically required, notices shall be by certified or registered mail. Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day after the fifth day, after it was deposited in the mails; and by overnight mail, the day after being sent.

XXIV. ENTIRE AGREEMENT

         This Agreement and its Attachments, incorporated herein by this reference, sets forth the entire understanding and supersedes prior agreements between the parties relating to the subject matter contained herein and merges all prior discussions between them, and neither party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the party to be bound thereby. In the event of any conflict between the term(s) of this Agreement and those of an applicable tariff, the terms of this Agreement shall control.

BELLSOUTH TELECOMMUNICATIONS, INC.          TRITEL COMMUNICATIONS, INC.

By:_______________________________          By:______________________________

          Jerry D. Hendrix                  Jerry M. Sullivan, Jr.
----------------------------------          ----------------------------------
Name                                        Name

         Director                           Executive Vice President
----------------------------------          ----------------------------------
Title                                       Title

______________________________              ______________________________
Date                                        Date

                                 ATTACHMENT B-1

                        CMRS Local Interconnection Rates
                        --------------------------------
                        (All rates are Per Minute of Use)

Alabama
-------
Type 1 (End Office Switched):                             $.004709
Type 2A (Tandem Switched):                                $.004709
Type 2B (Dedicated End Office):                           $.0017

Florida
-------
Type 1 (End Office Switched):                             $.003776
Type 2A (Tandem Switched):                                $.003776
Type 2B (Dedicated End Office):                           $.002

Georgia
-------
Type 1 (End Office Switched):                             $.004513
Type 2A (Tandem Switched):                                $.004513
Type 2B (Dedicated End Office):                           $.00160

Kentucky
--------
Type 1 (End Office Switched):                             $.005273
Type 2A (Tandem Switched):                                $.005273
Type 2B (Dedicated End Office):                           $.002562

Mississippi
-----------
Type 1 (End Office Switched):                             $.009104
Type 2A (Tandem Switched):                                $.009104
Type 2B (Dedicated End Office'):                          $.0026

Tennessee
---------
Type 1 (End Office Switched):                             $.003767
Type 2A (Tandem Switched):                                $.003767
Type 2B (Dedicated End Office):                           $.0019

                                 Attachment C-1

                Unbundled Products and Services and New Services

Service: Subscriber Listing Information

Description:    Subscriber primary listing information provided at no charge and in an acceptable format will be published at no charge as standard directory listings in an alphabetical directory published by or for BellSouth at no charge to each ALEC end user customer.

State(s): All

Rates      (1)  No charge for ALEC-1 customer primary listings.
           (2) Additional listings and optional listings may be provided by BellSouth at rates set forth in BellSouth's intrastate General Subscriber Services Tariffs.

                                 Attachment C-13

                Unbundled Products and Services and New Services

Service: Virtual Collocation

Description:         Virtual Expanded Interconnection Service (VEIS) provides
                     for location interconnection in collocator provided/BellSouth leased fiber optic facilities to BellSouth's switched and special access services, and local interconnection facilities.

Rates, Terms and Conditions:

State(s): All except Florida:   In all states except Florida, the rates, terms
                                and conditions will be applied as set forth in
                                Section 20 of BellSouth Telecommunication's,
                                Inc. Interstate Access Service Tariff, FCC
                                No. 1.

State: Florida                  In the state of Florida, the rates, terms and
                                conditions will be applied as set forth in Section E20 of BellSouth Telecommunication's,
                                Inc. Intrastate Access Service Tariff.

-------------------------------------------------------------------------------


Service: Physical Collocation

Description:         Per FCC - (10/19/92 FCC Order, para 39)
                     Physical Collocation is whereby "the interconnection party pays for LEC central office space in which to locate the equipment necessary to terminate its transmission links, and has physical access to the LEC central office to install, maintain, and repair this equipment."


State(s): All

Rates, Terms and Conditions: To be negotiated